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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the financial statements as described below in Amendment No. 1 to the Registration Statement (Form S-1, No. 333-48866) and related Prospectus of Williams Energy Partners L.P. for the registration 3,750,000 units of its limited partner common units:

         o Report dated October 13, 2000 with respect to the balance sheet of Williams Energy Partners L.P. as of October 13, 2000

         o Report dated October 13, 2000 with respect to the balance sheet of Williams GP LLC as of October 13, 2000

         o Report dated October 13, 2000 with respect to the combined financial statements of Williams Energy Partners Predecessor (A Division of The Williams Companies, Inc.) as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999

         o Report dated October 13, 2000 with respect to the financial statements of Marine Terminals Predecessor (A Division of Amerada Hess Corporation) as of December 31, 1998 and July 31, 1999 and for each of the two years in the period ended December 31, 1998 and the seven months ended July 31, 1999


                                                         /s/ ERNST & YOUNG LLP

Tulsa, Oklahoma
December 19, 2000